Dinatrum Provides Update

Huntsville, Ontario--(Newsfile Corp. - January 28, 2021) - Dinatrum/Alumifuel Power Corporation (OTC Pink: AFPW) ("Dinatrum" or the "Company"). Mr. Pedro Villagran-Garcia, President & CEO, is pleased to announce that the Company is working with a group of Financial Consultants to bring the Company to Fully Reporting.

The Company has filed a 10Q for the Third Quarter of 2016.

The Company will be providing a Critical Path very soon regarding this process. Such Critical Path will have specific dates which could range between 15 and 30 days. The Company has been requested by its Shareholders and Consultants to make this announcement to remain transparent.

The Company will soon start to work on its main Development. Market Awareness will focus on the development of the Company's Sonora projects, within its Pristine Beach within the "Las Perlas" development in Rocky Point, Mexico. The Company's website shows the exact location of such development http://bit.ly/2ToI6Li

The Company is also making an assessment on the companies that Control its Physical and Tangible Assets regarding Clean Energy, specifically related to Hydrogen. The Company recognizes the importance of presenting Financial Statements and is working daily to present them to OTC Markets and to the Securities and Exchange Commission.

The Company's name change, and new trading symbol will be effective in the over-the-counter markets when FINRA has completed its review of the Company's application for the name change.

DINATRUM, INC./ALUMIFUEL POWER CORPORATION
DINATRUM is a Real Estate Developer with projects within North America.
The Company's Social Media presence is displayed as follows:
https://www.instagram.com/dinatrum13/
https://twitter.com/afpw_ir
https://www.linkedin.com/company/dinatrum1
https://www.facebook.com/dinatrum

On behalf of the Board,

Pedro Villagran-Garcia,
President & CEO
Dinatrum

For further information, please contact the company at 1-514-432-7746 or by email at info@dinatrum.com

Forward Looking Statements

Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to its plans or operations. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the SEC which can be found at www.sec.gov. There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.